SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549


                              FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  October 5, 1999


                           ASHLAND INC.
    (Exact name of registrant as specified in its charter)


                            Kentucky
         (State or other jurisdiction of incorporation)

            1-2918                                            61-0122250
        (Commission File Number)                            (I.R.S. Employer
                                                           Identification No.)


50 E. RiverCenter Boulevard, Covington, Kentucky                41012-0391
    (Address of principal executive offices)                   (Zip Code)


        P.O. Box 391, Covington, Kentucky                       41012-0391
                (Mailing Address)                               (Zip Code)


Registrant's telephone number, including area code (606) 815-3333




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Item 5.  Other Events
------   ------------

     On October 5, 1999 Ashland Inc. announced that it was making progress on its study to explore strategic alternatives for its investment in Arch Coal, Inc. and that at this point, a tax-free spin-off to its shareholders would seem to be its preferred alternative. Ashland also announced that it has submitted a proposal to Arch Coal and has begun discussions with a special committee of the Arch Coal Board of Directors regarding such a spin-off transaction. Such a spin-off would be subject, among other things, to a negotiated agreement with the special committee of the Arch Coal Board of Directors, approval by the Arch Coal shareholders, a favorable ruling from the Internal Revenue Service and approval of Ashland's Board of Directors. There can be no assurance that an agreement with the special committee of the Arch Coal Board of Directors will be reached or that the necessary approvals of the Arch Coal shareholders and the Ashland Board of Directors will be obtained or that a favorable ruling from the Internal Revenue Service will be obtained. Even if an agreement is reached and such conditions are met, Ashland anticipates that it will be several months before a spin-off could be consummated. The foregoing summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.
	This potential spin-off would represent another step in Ashland's continuing efforts to improve the Company's profitability and enhance returns to its shareholders by focusing the Company on its wholly-owned road construction, specialty chemicals, distribution and Valvoline motor oil businesses. Over the past three years, Ashland has sold its oil exploration and production business and completed the refining and marketing joint venture with Marathon Oil Company, known as Marathon
Ashland Petroleum LLC ("MAP").  As previously disclosed in a Form
8-K dated January 1, 1998, Ashland's ownership interest in MAP is subject to an arrangement which permits Ashland to put its interest in MAP to Marathon Oil Company and Marathon Oil Company to call
Ashland's interest in MAP, in each case at any time after December 31, 2004. Ashland is reviewing its alternatives with respect to an earlier change in its ownership in MAP. Any change in Ashland's ownership interest in MAP prior to December 31, 2004 would require the consent of Marathon Oil Company.

Item 7.  Financial Statements and Exhibits
------   ---------------------------------

	(c)	Exhibits

     99.1 Press Release dated October 5, 1999.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ASHLAND INC.
                                    ----------------------------
                                              (Registrant)



Date:   October 6, 1999                /s/ David L. Hausrath
                                    ---------------------------
	                           Name:  David L. Hausrath
                                   Title: Vice President and
	                                  General Counsel

                             Exhibit Index

	Exhibit No.

    99.1     Press Release dated October 5, 1999.